State of Delaware
Secretary of State
Division of Corporations
Delivered 04:34 PM 06/13/2011
FILED 04:31 PM 06/13/2011
SRV 110717032 - 2396665 FILE

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION OF ORPHEUM PROPERTY, INC.

(A Delaware corporation)

Orpheum Property, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that the following resolution has been unanimously adopted by the board of directors and a majority of the stockholders of the Corporation in accordance with Section 242 of the Delaware General Corporation Law for the purpose of amending the corporation's Certificate of Incorporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Corporation amend Article Fourth of its Articles of Incorporation, effective upon filing, to read in its entirety as follows:

FOURTH: The total number of shares of all classes which the Corporation is authorized to have outstanding is Five Hundred One Million (501,000,000) shares of which stock Five Hundred Million (500,000,000) shares in the par value of $.001 each, amounting in the aggregate to Five Hundred Thousand Dollars ($500,000) shall be common stock and of which One Million (1,000,000) shares in the par value of $.001 each, amounting in aggregate to One Thousand Dollars ($1,000) shall be preferred stock.

The board of directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the authorized shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series and the qualifications, limitations and restrictions thereof. The authority of the board of directors with respect to each series shall include, but not be limited to, determination of the following:

(a) The number of shares constituting that series and the distinctive designation of that series;

(b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

(d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of

the conversion rate in such events as the board of directors shall determine;

(e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions, and at different redemptions rates;

(f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(g) The right of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

(h) Any other relative rights, preferences and limitations of that series, unless otherwise provided by the certificate of determination.

I further certify that the forgoing amendment was duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law of the state of Delaware.

IN WITNESS WHEREOF, Orpheum Property, Inc. has caused this certificate to be signed by its duly authorized officer, this 7th day of April, 2011.

ORPHEUM PROPERTY, INC.

By: /s/ Michael A. Mulshine
Michael A. Mulshine, Corporate Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:10 PM 12/01/2010
FILED 03:05 PM 12/01/2010
SRV 101136894 - 2396665 FILE

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION OF PACIFIC LAND AND COFFEE CORPORATION

(a Delaware corporation)

Pacific Land and Coffee Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that the following resolution has been unanimously adopted by the board of directors and a majority of the stockholders of the Corporation in accordance with Section 242 of the Delaware General Corporation Law for the purpose of amending the corporation's Certificate of Incorporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Corporation amend Articles First and Fourth of its Articles of Incorporation, effective on December 23, 2010, to read in its entirety as follows:

FIRST: The name of the Corporation is Orpheum Property, Inc.

FOURTH: The total number of shares of all classes which the Corporation is authorized to have outstanding is Fifty One Million (51,000,000) shares of which stock Fifty Million (50,000,000) shares in the par value of $.001 each, amounting in the aggregate to Fifty Thousand Dollars ($50,000) shall be common stock and of which One Million (1,000,000) shares in the par value of $.001 each, amounting in the aggregate to One Thousand Dollars ($1,000) shall be preferred stock. Effective on December 23, 2010, the common stock shall be reconstituted such that .05 new shares of common stock shall be issued in exchange for each one outstanding share. Any fractional shares otherwise required to be issued shall be rounded to the nearest whole share but not less than one (1) share.

The board of directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the authorized shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series and the qualifications, limitations or restrictions thereof. The authority of the board with respect to each series shall include, but not be limited to, determination of the following:

(a) The number of shares constituting that series and the distinctive designation of that series;

(b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the

relative rights of priority, if any, of payment of dividends on shares of that series;

(c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions, and at different redemption rates;

(f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

(h) Any other relative rights, preferences and limitations of that series, unless otherwise provided by the certificate of determination.

I further certify that the forgoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, PACIFIC LAND AND COFFEE CORPORATION has caused this certificate to be signed by its duly authorized officer, this 1st day of December, 2010.

PACIFIC LAND AND COFFEE CORPORATION

Michael A. Mulshine, Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:27 PM 09/13/2007
FILED 04:20 PM 09/13/2007
SRV 071015277 - 2396665 FILE

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION OF PACIFIC LAND AND COFFEE CORPORATION
(a Delaware corporation)

Pacific Land and Coffee Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that the following resolution has been unanimously adopted by the board of directors and a majority of the stockholders of the Corporation in accordance with Section 242 of the Delaware General Corporation Law for the purpose of amending the corporation's Certificate of Incorporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Corporation amend Article Fourth of its Articles of Incorporation, effective September 25, 2007, to read in its entirety as follows:

FOURTH: The total number of shares of all classes which the Corporation is authorized to have outstanding is Fifty One Million (51,000,000) shares of which stock Fifty Million (50,000,000) shares in the par value of $.001 each, amounting in the aggregate to Fifty Thousand Dollars ($50,000) shall be common stock and of which One Million (1,000,000) shares in the par value of $.001 each, amounting in the aggregate to One Thousand Dollars ($1,000) shall be preferred stock. Effective September 25, 2007, the common stock shall be reconstituted such that .33333 new shares of common stock shall be issued in exchange for each one outstanding share. Any fractional shares otherwise required to be issued shall be rounded to the nearest whole share.

The board of directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the authorized shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series and the qualifications, limitations or restrictions thereof. The authority of the board with respect to each series shall include, but not be limited to, determination of the following:

(a) The number of shares constituting that series and the distinctive designation of that series;

(b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions, and at different redemption rates;

(f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

(h) Any other relative rights, preferences and limitations of that series, unless otherwise provided by the certificate of determination.

I further certify that the forgoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, PACIFIC LAND AND COFFEE CORPORATION has caused this certificate to be signed by its duly authorized officer, this 6th day of September, 2007.

PACIFIC LAND AND COFFEE CORPORATION

Dale G. Nielsen, President